UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

June 18, 2008
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On May 21, 2008, Spectrum Brands, Inc. (the “Company”) announced that it entered into a definitive purchase agreement with Salton Inc., a Delaware corporation, and its wholly owned subsidiary, Applica Pet Products LLC, for the sale of the Company's Global Pet Business (the "Transaction").  The Company disclosed that the closing of the Transaction is subject to the receipt of the consent of the Company's lenders under its senior credit facilities.

           On June 18, 2008, in connection with the solicitation of the consent of such lenders, Goldman Sachs & Co. furnished certain information to the lenders.  Attached as Exhibit 99.1 hereto and incorporated by reference herein is a presentation of certain of such information.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the Company's ability to obtain the consent of the lenders under its senior credit facilities and various other factors, including those set forth in the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this report.  The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Supplemental Regulation FD Disclosure of Spectrum Brands, Inc., dated June 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Supplemental Regulation FD Disclosure of Spectrum Brands, Inc., dated June 18, 2008